Exhibit 99.(q)(1)

GUARDIAN VARIABLE PRODUCTS TRUST – POWER OF ATTORNEY

The undersigned trustees and officers of Guardian Variable Products Trust hereby constitute and appoint each of Nakul Nayyar, Keith Namiot, Larry Weiss, Kathleen M. Moynihan, Corey F. Rose and James V. Catano, jointly and severally, as the undersigned’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place, and stead, in any and all capacities, to sign the Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 of Guardian Variable Products Trust (File Nos. 333-210205 and 811-23148) and any and all amendments to such Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys in-fact, or substitute or substitutes therefor, may do or cause to be done by virtue thereof.

WITNESS my hand on the date set forth below.

Name	Title(s)	Date

/s/ Nakul Nayyar
Nakul Nayyar	Chairman and Trustee	January 14, 2026

/s/ Keith Namiot
Keith Namiot	President (Principal Executive Officer)	January 21, 2026

/s/ Bruce W. Ferris
Bruce W. Ferris	Trustee	January 21, 2026

/s/ Theda R. Haber
Theda R. Haber	Trustee	January 14, 2026

/s/ Marshall Lux
Marshall Lux	Trustee	January 14, 2026

/s/ James D. McDonald
James D. McDonald	Trustee	January 13, 2026

/s/ John Walters
John Walters	Trustee	January 14, 2026

/s/ Larry Weiss
Larry Weiss	Treasurer (Principal Financial and Accounting Officer)	January 14, 2026